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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our Predecessor report dated November 24, 2007, except for Note 2 which is as of December 13, 2007, and our Successor report dated March 24, 2008, relating to the consolidated financial statements of MYR Group, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, IL
August 12, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM